Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST	FIRM/AFFILIATE
NEW YORK, NY 10001	OFFICES
_______	________

BOSTON
TEL: (212) 735-3000	CHICAGO
FAX: (212) 735-2000	HOUSTON
LOS ANGELES
www.skadden.com	PALO ALTO
WASHINGTON, D.C.
WILMINGTON
________

BEIJING
BRUSSELS
April 9, 2024	FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

RE:	BlackRock, Inc.

BlackRock Funding, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to BlackRock, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and BlackRock Funding, Inc., a Delaware corporation (“BlackRock Funding”), which is a direct wholly-owned subsidiary of the Company and a co-registrant on the Registration Statement, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to (a) the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) senior debt securities of the Company (“Senior Company Debt Securities”), which may be issued in one or more series under the indenture, dated as of September 17, 2007 (the “Senior Company Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement, (iv) subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Company Debt Securities, “Company Debt

BlackRock, Inc.

BlackRock Funding, Inc.

April 9, 2024

Securities”), which may be issued in one or more series under an indenture (the “Subordinated Indenture”) proposed to be entered into by the Company and the Trustee, the form of which is filed as an exhibit to the Registration Statement, (v) warrants to purchase shares of Common Stock, shares of Preferred Stock or Company Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (vi) subscription rights to purchase shares of Common Stock, shares of Preferred Stock or Company Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein, (vii) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Company Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Company Debt Securities, Warrants or Subscription Rights, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”); and (b) the issuance and sale by BlackRock Funding of debt securities of BlackRock Funding (the “BlackRock Funding Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”), which will be guaranteed by the Company (the “Guarantees”) and which may be issued in one or more series under the indenture, dated as of March 14, 2024 (the “BlackRock Funding Indenture” and, together with the Senior Company Indenture and the Subordinated Indenture, the “Indentures”) among the Company, BlackRock Funding and the Trustee. The Common Stock, Preferred Stock, Company Debt Securities, Warrants, Subscription Rights, Indeterminate Securities, BlackRock Funding Debt Securities and the Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) an executed copy of the Senior Company Indenture and the form of senior note included therein;

BlackRock, Inc.

BlackRock Funding, Inc.

April 9, 2024

(c) the form of Subordinated Indenture filed as an exhibit to the Registration Statement and the form of subordinated note included therein;

(d) an executed copy of the BlackRock Funding Indenture and the form of senior note included therein;

(e) an executed copy of a certificate of R. Andrew Dickson III, Managing Director and Corporate Secretary of the Company, dated the date hereof (the “Company’s Secretary’s Certificate”);

(f) an executed copy of a certificate of R. Andrew Dickson III, Secretary of BlackRock Funding, dated the date hereof (“BlackRock Funding’s Secretary’s Certificate” and together with the Company’s Secretary’s Certificate, the “Secretary’s Certificates”);

(g) a copy of the Company’s certificate of incorporation certified by the Secretary of State of the State of Delaware as of April 9, 2024, and certified pursuant to the Company’s Secretary’s Certificate;

(h) a copy of the Company’s Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Company’s Secretary’s Certificate;

(i) a copy of BlackRock Funding’s certificate of incorporation certified by the Secretary of State of the State of Delaware as of April 9, 2024, and certified pursuant to BlackRock Funding’s Secretary’s Certificate;

(j) a copy of BlackRock Funding’s Bylaws, in effect as of the date hereof and certified pursuant to BlackRock Funding’s Secretary’s Certificate;

(k) copies of certain resolutions of the Board of Directors of the Company, adopted at the meeting held on January 23-24, 2024, certified pursuant to the Company’s Secretary’s Certificate; and

(l) a copy of certain resolutions of the Board of Directors of BlackRock Funding, adopted on April 9, 2024, certified pursuant to BlackRock Funding’s Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and BlackRock Funding and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and BlackRock Funding and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

BlackRock, Inc.

BlackRock Funding, Inc.

April 9, 2024

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and BlackRock Funding and others and of public officials, including those in the Secretary’s Certificates.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Indentures, any supplemental indentures or officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Subscription Rights Certificates, the Subscription Rights Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 7 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company, BlackRock Funding, to the extent applicable, and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company and BlackRock Funding, to the extent applicable, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company and BlackRock Funding, to the extent applicable, have taken all related action as directed by or under the direction of the Board of Directors of the Company

BlackRock, Inc.

BlackRock Funding, Inc.

April 9, 2024

and BlackRock Funding, to the extent applicable; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company or BlackRock Funding, to the extent applicable, so as not to violate any applicable law, the certificate of incorporation of the Company or BlackRock Funding, to the extent applicable, or the bylaws of the Company or BlackRock Funding, to the extent applicable, or result in a default under or breach of any agreement or instrument binding upon the Company or BlackRock Funding, to the extent applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or BlackRock Funding, to the extent applicable.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2. With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

BlackRock, Inc.

BlackRock Funding, Inc.

April 9, 2024

3. With respect to any series of Company Debt Securities offered by the Company, including any Indeterminate Securities constituting Company Debt Securities of such series (the “Company Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Senior Company Indenture or the Subordinated Indenture, as applicable, has been qualified under the Trust Indenture Act of 1939 (the “TIA”), (c) the issuance, sale and terms of the Company Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Company Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Senior Company Indenture or the Subordinated Indenture, as applicable, and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the Company Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Company Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

BlackRock, Inc.

BlackRock Funding, Inc.

April 9, 2024

5. With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Company Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6. With respect to any series of BlackRock Funding Debt Securities offered by BlackRock Funding (the “BlackRock Funding Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the BlackRock Funding Indenture has been qualified under the TIA, (c) the issuance, sale and terms of the BlackRock Funding Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the BlackRock Funding Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the BlackRock Funding Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the BlackRock Funding Offered Debt Securities will constitute valid and binding obligations of BlackRock Funding, enforceable against BlackRock Funding in accordance with their respective terms under the laws of the State of New York.

7. With respect to any Guarantees by the Company of any series of BlackRock Funding Offered Debt Securities (the “BlackRock Funding Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the BlackRock Funding Indenture has been qualified under the TIA, (c) the issuance, sale and terms of the BlackRock Funding Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents (d) certificates (if any) evidencing the BlackRock Funding Offered Guarantees and the certificates evidencing the BlackRock Funding Offered Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the BlackRock Funding Indenture and any other applicable Transaction Documents and (e) such BlackRock Funding Offered Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the BlackRock Funding Offered Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

BlackRock, Inc.

BlackRock Funding, Inc.

April 9, 2024

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company or BlackRock Funding to the exclusive jurisdiction of any particular federal court or courts;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

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BlackRock Funding, Inc.

April 9, 2024

(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment, further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h) we have assumed that the choice of New York law to govern the Indentures and any supplemental indenture thereto is a valid and legal provision;

(i) we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements and Subscription Rights Agreements and that such choice is and will be a valid and legal provision;

(j) we have assumed that the Subordinated Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(k) we do not express any opinion with respect to the enforceability of any provisions contained in the BlackRock Funding Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Company are absolute and unconditional irrespective of the enforceability or genuineness of the BlackRock Funding Indenture or the effect thereof on the opinions herein stated;

(l) we do not express any opinion with respect to the enforceability of any provisions contained in the BlackRock Funding Offered Guarantees or the related Transaction Documents to the extent that such provisions limit the obligation of the Company under the BlackRock Funding Indenture or any right of contribution of any party with respect to the BlackRock Funding Offered Guarantees;

(m) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;

(n) we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

BlackRock, Inc.

BlackRock Funding, Inc.

April 9, 2024

(o) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) neither the execution and delivery by the Company and BlackRock Funding of the Transaction Documents to which the Company or BlackRock Funding, as the case may be, is a party, nor the performance by the Company and BlackRock Funding of their respective obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or BlackRock Funding or their respective property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or BlackRock Funding or their respective property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or BlackRock Funding or their respective property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b) neither the execution and delivery by the Company or BlackRock Funding of any Transaction Documents to which it is a party nor the performance by the Company or BlackRock Funding of their respective obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB